Exhibit 10.8

TRUST MANAGEMENT AGREEMENT

THIS AGREEMENT (the “Agreement”) was concluded in the city of Almaty on October “11”, 2023 between:

Kaspi Shop Limited Liability Company, BIN 150540002688, registered at 154A Nauryzbai Batyr Street, Almaty, 050013, Republic of Kazakhstan (the “Trustee”), represented by Director O.A. Arefyev, on the one part,

and

Citizen of the … Mikheil Lomtadze, born on …., IIN …., passport No …., issued by …. on …., (the “Settlor”), on the other part.

The Settlor and the Trustee may, if necessary, hereinafter be referred to in this Agreement jointly as the “Parties” and separately as the “Party”.

Given that the Parties’ wish to establish trust management of the Object, as defined in Clause 1 of the Agreement, the Parties have agreed as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 The following capitalised terms in this Agreement shall have the following meaning:

“Business Day” means any day on which commercial banks are open for transactions in Almaty, Republic of Kazakhstan, except Saturdays and Sundays.

“Company” means Kolesa Joint Stock Company, established in the Republic of Kazakhstan, business identification number 970440003326, legal address 157/4 Shevchenko Street, Almaly District, Almaty, Republic of Kazakhstan.

“Confidential Information” shall have the meaning set out in Clause 8.1.1.

“Distributable Profit” or “Profit” means any dividends (whether paid in cash, securities or otherwise) or any other profit declared by the Company for distribution on the Shares.

“Registrar” means JSC Central Securities Depository or such other person as may be authorised to register a trust management of shares.

“Register” means the securities holders register kept by the Registrar containing, among other things, information on the securities holders and the securities held by them, including the types and quantities thereof.

“Shares” means (one million one hundred thousand) ordinary voting shares of the Company, which represents 11% (eleven percent) of the outstanding shares of the Company.

“Subsidiary” means, with respect to any legal entity, any other legal entity more than 50% of the voting shares or interest in which are held, directly or indirectly (by holding shares or interest in other legal entities), by the first legal entity, or which is otherwise effectively controlled by the first legal entity.

“Trust Management” shall have the meaning set out in Clause 2.1.

“Remuneration” means KZT 20,000 (twenty thousand tenge) for the entire term of the Agreement payable by the Settlor to the Trustee in full in any event, including early termination or expiry of the Agreement.

1.2 Unless otherwise provided herein, in this Agreement:

1.2.1 the headings are for convenience only and shall not affect the interpretation of this Agreement;

1.2.2 unless the context otherwise requires, references to “Clauses” are references to the clauses of this Agreement;

1.2.3 Unless the context otherwise requires, words used in the singular include the plural and words used in the plural include the singular;

1.2.4 references to one grammatical gender, include references to any other grammatical gender;

1.2.5 when used in this Agreement, the expression “including” or “in particular” shall be deemed to be qualified by the phrase “but not limited to”;

1.2.6 references to this Agreement or any other contract or document shall be construed as references to such agreement, with any possible modifications (including changes in the parties to such agreement), supplements, and such replacements by other agreements as may take place in accordance with its terms;

1.2.7 any reference in this Agreement to “person” includes one or more natural persons or legal entities, firms, companies, corporations, governments, states, government agencies, associations, trusts or simple partnerships (whether or not they are independent legal entities). References to “person” include successors thereof, as well as purchasers and assignees thereof holding valid title.

2. TRUST MANAGEMENT

2.1 Subject to the requirements of Clauses 2.3 and 7.2, the Settlor hereby transfers the Shares in trust management (the rights of ownership, use and disposal) to the Trustee, and the Trustee accepts the Shares for trust management in consideration of the Remuneration (“Trust Management”).

2.2 The Settlor shall be the beneficiary of the Trust Management.

2.3 The Trustee undertakes to:

2.3.1 take part in the management of the Company by participating in all General Meetings of Shareholders of the Company and voting with the Shares at such meetings;

2.3.2 receive information about the Company’s activities, examine and inspect any accounting records and accounting data, accounts, sales and other commercial information used in the management of the business of the Company and any Subsidiary of the Company, request and receive extracts from the Registrar;

2.3.3 send inquiries regarding the Company’s activities and receive answers to such inquiries;

2.3.4 initiate Extraordinary General Shareholders Meetings or the Board of Directors Meetings of the Company and add items to the General Shareholders Meeting agenda;

2.3.5 propose candidates for appointment to the Company’s Board of Directors.

2.4 The following actions shall require the Settlor’s prior written consent, and the Settlor may instruct the Trustee to:

2.4.1 file lawsuits against the Company, other shareholders of the Company, its management bodies, officers or employees, to file lawsuits challenging the decisions taken or actions performed by the Company, its management bodies, officers or employees;

2.4.2 exercise the Settlor’s right of pre-emption in purchasing shares or other securities convertible into shares issued by the Company; and

2.4.3 conduct an audit of the Company for the account of the Settlor.

2.5 The Trustee shall not, without the Settlor’s prior written consent:

2.5.1 transfer, pledge, sell, gift or otherwise dispose of the Shares or any part thereof or enter into any transaction having the economic effect of such transfer, alienation, pledge or encumbrance of the Shares.

2.6 Any Profit, other income and property derived from or linked to the Shares and New Shares must be paid directly to and received by the Settlor. The Trustee shall not be entitled to receive such Profit, income or property.

2.7 If the Profit is distributed by means of ordinary shares of the Company (the “New Shares”), the Settlor may, among other things, register its title to such New Shares in the Register, and, in the event that the New Shares are transferred into the Trust Management, the Parties must perform all the necessary actions and sign any and all documents that may be required for the registration of the Trust Management of the New Shares in the Register immediately after the registration of the Founder’s title to such New Shares. Once the Trust Management of the New Shares has been registered in the Register, the Trustee shall exercise the Trust Management of the New Shares for the benefit of the Settlor, and the provisions of this Agreement shall apply to such New Shares as if they were the Shares;

2.8 The Settlor shall reimburse the Trustee for any expenses, charges and other liabilities (including, but not limited to, taxes) arising as a result of the performance of an obligation under this Agreement.

2.9 The Trustee shall have all the rights and responsibilities arising from the Trust Management of the Shares.

3. REPORTING REQUIREMENTS

3.1 The Trustee shall provide to the Settlor a written report on the results of the trust management for the entire term no later than 30 days after the expiration of this Agreement.

4. REPRESENTATIONS

4.1 Each Party represents to the other Party that:

4.1.1 it has all the necessary powers to conclude and execute this Agreement;

4.1.2 the obligations entered into by such Party under this Agreement are lawful, valid, binding and enforceable, subject to restrictions on enforcement due to the application of insolvency or bankruptcy laws and other laws that generally affect the rights of creditors;

4.1.3 that the conclusion and performance of its obligations under this Agreement does not and will not be contrary to:

(a) any law or regulatory requirement applicable to such Party;

(b) any contract or instrument binding such Party or its assets.

4.1.5 The Parties have entered into this Agreement on the basis of and in reliance on the representations set forth in this Clause 4. Each Party represents to the other Party that each of the representations made by such Party is valid, accurate and not misleading as of the date of this Agreement, and will remain so on any other date throughout the term of this Agreement. A breach of any such representation shall be a breach of this Agreement.

5. OBLIGATIONS

5.1 The Trustee hereby undertakes to perform its obligations under this Agreement and to exercise its rights as a trustee during the entire term of this Agreement.

5.2 The Trustee may perform all or part of its obligations under this Agreement by a proxy acting under a power of attorney issued by the Trustee, provided that the Trustee shall, in all cases, give clear instructions to its proxy, be liable for any act or omission of its proxy, as well as for any failure to perform its duties under this Agreement or any breach of the terms and conditions of this Agreement, whether by the Trustee or its proxy;

5.3 The Settlor must pay the Remuneration to the Trustee one month before the expiry of the Agreement.

6. LIABILITY

6.1 In the event of a breach by either Party of the provisions of this Agreement, the other Party shall be entitled to pursue remedies provided by law, including the right to claim (i) against the breaching Party and its property the damages caused, including all reasonable expenses (including attorneys’ fees and court costs) incurred by the innocent Party as a result of or in connection with such breach and/or in connection with a claim for damages, and/or (ii) specific performance by the breaching Party.

6.2 In the event of a breach of the provisions of this Agreement by either Party, the innocent Party shall have the right, but not the obligation, to notify the breaching Party of such breach and demand the that such breach be remedied within the period specified in the notification.

6.3 Payment of damages and/or a penalty shall not relieve the breaching Party of the obligation to provide specific performance. The breaching Party’s specific performance of the obligation shall not relieve it from the duty to pay damages and/or a penalty.

7. ENTRY INTO FORCE AND TERMINATION OF THE AGREEMENT

7.1 This Agreement, with the exception of the rights and obligations of the Trustee, shall enter into force on the date of its signing.

7.2 The rights and obligations of the Trustee shall arise from the moment the Registrar registers the Trust in the Register. The costs associated with the registration of the Trust in the Registry shall be for the Settlor’s account.

7.3 The Parties shall coordinate their efforts for the purpose of registering the Trust with the Registry immediately after the date of signing this Agreement and shall perform any and all acts and sign any and all documents that may be required for such registration.

7.4 Subject to the other provisions of this Agreement, this Agreement shall remain in force and effect until 2033. Upon the expiration of this Agreement, the Parties shall perform any and all actions and/or sign any and all documents that may be required to strike the Trust from the Registry within five (5) Business Days immediately preceding the day that will be the last day of this Agreement.

7.5 The Trustee may, at its sole discretion, withdraw from this Agreement at any time by giving the Settlor thirty (30) days’ notice.

7.6 The Settlor may not unilaterally terminate or repudiate this Agreement.

7.7 In the event of termination of the Agreement on any of the grounds set out above, the Trustee shall transfer to the Settlor all property held in trust under this Agreement.

8. CONFIDENTIALITY

8.1 Each Party shall, at all times:

8.1.1 keep strictly confidential and not disclose to any third party any knowledge or information (including technical, commercial or financial knowledge and information) obtained under this Agreement or relating to this Agreement, the negotiations of this Agreement or the other Party to this Agreement, its business activities or assets (“Confidential Information”); and

8.1.2 not use the Confidential Information for purposes other than proper performance of its obligations and the exercise of its rights under this Agreement.

8.2 The provisions of this Paragraph 8 shall not apply to:

8.2.1 any information in the public domain otherwise than as a result of a breach of this Agreement;

8.2.2 information already in possession of a Party before it was disclosed to it by or on behalf of another Party and received by such Party without a confidentiality obligation; and

8.2.3 information lawfully obtained from a third party who had the right to disclose it and which was received by such Party without a confidentiality obligation.

8.3 Either Party shall be entitled to disclose any Confidential Information without the other Party’s written consent if such disclosure is made by such Party in good faith:

8.3.1 to any external consultant or adviser engaged by or on behalf of such Party and acting in such capacity, provided that such consultant or adviser shall be required to keep such information confidential as required either by law or by contract on terms that are substantially similar to the provisions of this Paragraph 8;

8.3.2 to the extent required by the stock exchange rules or the government regulator or body to which such information is disclosed, whether or not such rules have the force of law;

8.3.3 to the extent required by applicable law or by an act of a court or other competent authority of competent jurisdiction; and

8.3.4 to any director, officer or employee of such Party, provided that such Party has brought the requirements of this Paragraph 8 to their attention.

9. NOTICES

9.1 All notification, applications or other notices that may or must be made under this Agreement shall be made in writing, in Russian, and may be delivered by hand or courier to the following addresses:

9.1.1 for the Trustee:

Address: In the Republic of Kazakhstan at the following address: ….;

9.1.2 for the Settlor:

Address: In the Republic of Kazakhstan at the following address: ….

9.2 Either Party may modify the information specified in Clause 9.1 by sending to the other Party a written notice in the manner provided above.

9.3 Absent evidence of earlier receipt, any notification given to a Party shall be deemed to have been delivered:

9.3.1 if sent by courier, at the time when the proof of shipment is signed, whether or not the person signing the proof of shipment is authorised to do so; and

9.3.2 if delivered by hand, at the time of the delivery to the address specified in Clause 9.1.

9.4 If the receipt of correspondence or the actions deemed to constitute such receipt occur on a Business Day before 9 a.m. (in the country of receipt), the correspondence shall be deemed to have been received at 9 a.m. on such day. If the receipt of correspondence or the actions deemed to constitute such receipt occur after 5:00 p.m. (in the country of receipt) on a Business Day or on a day that is not a Business Day, the correspondence shall be deemed to have been received at 9 a.m. (in the country of receipt) on the next Business Day.

10. GOVERNING LAW AND DISPUTE RESOLUTION

10.1 This Agreement, as well as all non-contractual obligations arising out of or in connection with this Agreement, shall be governed by and construed in accordance with the laws of the Republic of Kazakhstan.

10.2 Any dispute, controversy or claim made under this Agreement or in connection with it, including any dispute as to its existence, validity, performance or violation, shall be resolved through negotiations, and in case of failure to reach mutual agreement – in the courts of the Republic of Kazakhstan.

11. LANGUAGE VERSIONS AND SIGNED COUNTERPARTS

11.1 This Agreement is drawn up in Russian.

11.2 This Agreement shall be signed in three counterparts, one counterpart of this Agreement for each Party and one counterpart for the registration of the Trust Management.

12. MISCELLANEOUS

12.1 No amendment to this Agreement shall be effective unless it is made in writing and signed on behalf of both Parties to this Agreement.

12.2 The Trustee is not entitled to transfer its rights and/or obligations under this Agreement.

12.3 The Settlor may, at its discretion, transfer to any third party any rights, benefits and/or obligations arising from this Agreement or in connection with this Agreement.

12.4 Failure by a party to exercise its rights under this Agreement timely or at all shall not constitute a waiver of all or part of its rights, powers or remedies. A Party’s partial exercise of its rights shall not limit further exercise of such rights or other rights, powers or remedies.

IN CONFIRMATION WHEREOF the Parties have signed this Agreement

Settlor

/Mikheil Lomtadze/	/signed/
(full name and signature)
Trustee

/Oleg Aleksandrovich Arefyev/	/signed/
(full name and signature)
/ROUND SEAL: Republic of Kazakhstan, Limited Liability Company Kaspi Shop/